                      [O'MELVENY & MYERS LLP LETTERHEAD]

                                                                     EXHIBIT 5.1

August 8, 2001                                                   OUR FILE NUMBER
                                                                      698,007-12


Resources Connection, Inc.
695 Town Center Drive
Suite 600
Costa Mesa, California  92626

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (Registration No. 333-65272) (the "Registration Statement") filed by Resources Connection, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (a) 200,000 shares (the "Company's Primary Shares") of Common Stock, $0.01 par value per share, of the Company ("Common Stock"), (b) 3,332,591 shares of Common Stock of certain of the Company's existing stockholders (the "Selling Stockholders' Primary Shares") and (c) an additional 30,000 shares of Common Stock of the Company (collectively with the Company's Primary Shares, the "Company Shares") and 499,889 shares of certain of the Company's existing stockholders (collectively with the Selling Stockholders' Primary Shares, the "Selling Stockholder Shares," and collectively with the Company Shares and the Selling Stockholders' Primary Shares, the "Shares") that may be sold by the Company and certain of the Company's existing stockholders pursuant to an over-allotment option to be granted to the underwriters.

     We have examined originals or copies of those corporate and other records and documents we considered appropriate. As to relevant factual matters, we have relied upon, among other things, the Company's factual representations in certificates provided to us. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, and, with respect to the Company Shares, the issuance, of the Shares.

     On the basis of such examination, our reliance upon the assumptions in this opinion and subject to said proceedings being duly taken and completed by the Company as contemplated by the Registration Statement prior to the issuance of the Company Shares, it is our opinion that the

O'MELVENY & MYERS LLP

Resources Connection, Inc., August 6, 2001 - Page 2

Company Shares will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Company Shares in the manner contemplated by the Registration Statement and the book-entry of the Company Shares in the name of The Depository Trust Company or its nominee, the Company Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. It is also our opinion that the Selling Stockholder Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

     This opinion is furnished by us as counsel for the Company and may be relied upon by the Company only in connection with the transactions contemplated by the Registration Statement. It may not be used or relied upon by the Company for any other purpose or by any other person. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus which is a part of the Registration Statement under the caption "Legal Matters."

                                 Respectfully submitted,

                                 /s/ O'Melveny & Myers LLP
                                 O'MELVENY & MYERS LLP